EXHIBIT 99.1

News Release

Pioneer Southwest Energy Partners L.P. Reports
First Quarter 2010 Results

Dallas, Texas, May 4, 2010 -- Pioneer Southwest Energy Partners L.P.  (“Pioneer Southwest” or “the Partnership”) (NYSE:PSE) today announced financial and operating results for the quarter ended March 31, 2010.

Net income for the first quarter was $39 million, or $1.19 per common unit.  Net income included noncash mark-to-market derivative gains of $16 million, or $.49 per common unit.  Without the effect of this item, adjusted income for the first quarter would have been $23 million, or $.70 per common unit. Cash flow from operations for the period was $24 million.

Oil and gas sales for the first quarter averaged 6,410 barrels oil equivalent per day (BOEPD), an increase of 6% from the fourth quarter of 2009.  First quarter oil sales averaged 3,832 barrels per day (BPD), natural gas liquid (NGL) sales averaged 1,572 BPD and gas sales averaged 6 million cubic feet per day (MMCFPD).

The first quarter reported average price for oil was $103.58 per barrel.  The average price for NGLs was $48.23 per barrel, and the average price for gas was $5.46 per thousand cubic feet.

The Partnership has a large inventory of oil drilling locations in the Spraberry field with approximately 150 40-acre locations and 1,200 20-acre locations.  It commenced a two-rig drilling program in late 2009 and expects to drill approximately 50 wells during 2010.  The program is on schedule, with 12 wells having been placed on production during the first quarter.  Wells are being drilled to the Wolfcamp formation and being completed in organic rich shale/silt intervals.  Production rates from the new wells have exceeded expectations, and drilling costs have been on target. The drilling program is providing production growth and is expected to generate internal rates of return of approximately 50% based on current NYMEX strip commodity prices and drilling and production costs.

The Partnership has credit facility availability of $195 million, which is expected to be adequate to fund future growth through drilling and acquisitions.

Pioneer Southwest previously announced a cash distribution of $.50 per outstanding common unit for the quarter ended March 31, 2010, or $2.00 per outstanding common unit on an annual basis.  The distribution is payable May 12, 2010, to unitholders of record at the close of business on May 4, 2010.  Distribution sustainability is supported by the Partnership’s low-decline rate Spraberry properties, its drilling inventory of 40-acre and 20-acre locations and its strong derivative position through 2013.  Of the Partnership’s forecasted production, derivative contracts cover approximately 85% for the remainder of 2010, 75% in 2011 and 2012 and 60% in 2013.

Second Quarter 2010 Financial Outlook
Second quarter 2010 production is forecasted to average 6,200 BOEPD to 6,600 BOEPD.  Second quarter production costs (including production and ad valorem taxes) are expected to average $20.00 to $23.00 per barrel oil equivalent (BOE) based on current NYMEX strip prices for oil, NGLs and gas.  Depreciation, depletion and amortization expense is expected to average $5.00 to $6.00 per BOE.

General and administrative expense is expected to be $1 million to $2 million.  Interest expense is expected to be $400 thousand to $600 thousand.  Accretion of discount on asset retirement obligations is forecasted to be nominal.

Pioneer Southwest’s cash taxes and effective income tax rate are expected to be approximately 1% as a result of Pioneer Southwest being subject to the Texas margin tax.

Earnings Conference Call

On Wednesday, May 5, 2010 at 11:00 a.m. Central Time, Pioneer Southwest will discuss its financial and operating results with an accompanying presentation.  Instructions for listening to the call and viewing the accompanying presentation are shown below.

Internet:  www.pioneersouthwest.com
Select “Investors,” then “Earnings Calls & Webcasts” to listen to the discussion and view the presentation.

Telephone: Dial (888) 634-9984 (confirmation code: 4465200) five minutes before the call to listen to the discussion.  View the presentation via Pioneer Southwest’s internet address above.

A replay of the webcast will be archived on Pioneer Southwest’s website.  A telephone replay will be available through May 28 by dialing (888) 203-1112 (confirmation code: 4465200).

Pioneer Southwest is a Delaware limited partnership, headquartered in Dallas, Texas, with current production and drilling operations in the Spraberry field in West Texas.   For more information, visit www.pioneersouthwest.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Southwest are subject to a number of risks and uncertainties that may cause Pioneer Southwest’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, the effectiveness of Pioneer Southwest's commodity price derivative strategy, reliance on Pioneer Natural Resources Company and its subsidiaries to manage Pioneer Southwest's business and identify and evaluate drilling opportunities and acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, access to and availability of drilling equipment and transportation, processing and refining facilities, Pioneer Southwest's ability to replace reserves, including through acquisitions, and implement its business plans or complete its development activities as scheduled, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to Pioneer Southwest’s credit facility and derivative contracts and the purchasers of Pioneer Southwest’s oil, NGL and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks, including the possible impacts of climate change. These and other risks are described in Pioneer Southwest's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. In addition, Pioneer Southwest may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer Southwest undertakes no duty to publicly update these statements except as required by law.

Pioneer Southwest Energy Partners L.P. Contacts:

Investors
Frank Hopkins – 972-969-4065
Matt Gallagher – 972-969-4017
Nolan Badders – 972-969-3955

Media and Public Affairs
Susan Spratlen – 972-969-4018
Suzanne Hicks – 972-969-4020

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$142	$625
Accounts receivable	15,117	14,162
Inventories	872	851
Prepaid expenses	187	260
Derivatives	18,519	16,042

Total current assets	34,837	31,940

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting	323,303	311,730
Accumulated depletion, depreciation and amortization	(116,354)	(113,386)

Total property, plant and equipment	206,949	198,344

Deferred income taxes	1,852	1,964
Other assets:
Derivatives	19,614	23,784
Other, net	561	606

	$263,813	$256,638

LIABILITIES AND PARTNERS' EQUITY

Current liabilities:
Accounts payable:
Trade	$8,077	$6,139
Due to affiliates	1,097	697
Interest payable	29	26
Income taxes payable to affiliate	629	460
Deferred income taxes	124	127
Derivatives	3,855	3,606
Asset retirement obligations	500	500

Total current liabilities	14,311	11,555

Long-term debt	69,000	67,000
Derivatives	21,037	30,205
Asset retirement obligations	6,703	6,605
Partners' equity	152,762	141,273

	$263,813	$256,638

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share data)

	Three Months Ended March 31,
	2010	2009

Revenues:
Oil	$35,719	$28,491
Natural gas liquids	6,822	5,017
Gas	2,967	3,261
Derivative gain (loss), net	11,524	(6,955)
Interest and other	-	118
	57,032	29,932
Costs and expenses:
Oil and gas production	9,127	8,550
Production and ad valorem taxes	3,082	2,331
Depletion, depreciation and amortization	2,968	4,108
General and administrative	1,524	1,577
Accretion of discount on asset retirement obligations	136	121
Interest	363	189
	17,200	16,876

Income before taxes	39,832	13,056
Income tax provision	(386)	(95)
Net income	$39,446	$12,961

Allocation of net income:
Net income applicable to the Partnership Predecessor	$-	$800
Net income applicable to the Partnership	39,446	12,161
	$39,446	$12,961

Allocation of net income applicable to the Partnership:
Applicable to the general partner's interest	$39	$13
Applicable to the limited partners' interest	39,407	12,148
	$39,446	$12,161

Net income per common unit – basic and diluted	$1.19	$0.40

Weighted average common units outstanding – basic and diluted	33,114	30,009

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2010	2009

Cash flows from operating activities:
Net income	$39,446	$12,961
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation and amortization	2,968	4,108
Deferred income taxes	217	(6)
Accretion of discount on asset retirement obligations	136	121
Amortization of debt related costs	58	58
Amortization of unit-based compensation	19	-
Derivative related activity	(18,736)	4,500
Changes in operating assets and liabilities, net of effects from acquisition and disposition:
Accounts receivable	(955)	64
Inventories	(21)	998
Prepaid expenses	60	50
Accounts payable	489	(6,612)
Interest payable	3	-
Income taxes payable to affiliate	169	84
Asset retirement obligations	(47)	(126)
Net cash provided by operating activities	23,806	16,200
Cash flows from investing activities:
Additions to oil and gas properties	(9,715)	(314)
Net cash used in investing activities	(9,715)	(314)
Cash flows from financing activities:
Borrowings under credit facility	17,000	-
Principal payments on credit facility	(15,000)	-
Distributions to general partner and common unit holders	(16,574)	(15,020)
Net distributions to owner	-	(1,860)
Net cash used in financing activities	(14,574)	(16,880)
Net decrease in cash and cash equivalents	(483)	(994)
Cash and cash equivalents, beginning of period	625	29,936
Cash and cash equivalents, end of period	$142	$28,942

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUMMARY PRODUCTION AND PRICE DATA

	Three Months Ended
	March 31,
	2010	2009
Average Daily Sales Volumes:
Oil (Bbls) -	3,832	4,031

Natural gas liquids (Bbls) -	1,572	1,688

Gas (Mcf) -	6,038	6,691

Total (BOE) -	6,410	6,834

Average Reported Prices:
Oil (per Bbl) -	$103.58	$78.54

Natural gas liquids (per Bbl) -	$48.23	$33.03

Gas (per Mcf) -	$5.46	$5.41

Total (BOE) -	$78.89	$59.78

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in thousands)

EBITDAX and distributable cash flow (as defined below) are presented herein and reconciled to the generally accepted accounting principle ("GAAP") measures of net cash provided by operating activities and net income.  Management of Pioneer Southwest Energy Partners L.P. believes these financial measures provide additional information to the investment community about the Partnership's ability to generate sufficient cash flow to sustain or increase distributions to its unitholders, among other items.  In particular, EBITDAX is used in the Partnership's credit facility to determine the interest rate that we will pay on outstanding borrowings and to determine compliance with the leverage and interest coverage tests. EBITDAX and distributable cash flow should not be considered as alternatives to net cash provided by operating activities or net income, as defined by GAAP.

Three Months Ended
March 31, 2010

Net cash provided by operating activities	$23,806
Deduct:
Depletion, depreciation and amortization	(2,968)
Deferred income taxes	(217)
Accretion of discount on asset retirement obligations	(136)
Amortization of debt related costs	(58)
Amortization of unit-based compensation	(19)
Derivative related activity	18,736
Changes in operating assets and liabilities	302

Net income	39,446
Add:
Depletion, depreciation and amortization	2,968
Accretion of discount on asset retirement obligations	136
Interest expense	363
Income tax provision	386
Derivative related activity	(18,736)

EBITDAX (a)	24,563
Deduct:
Cash reserves to maintain production and cash flow	(5,952)
Cash interest expense	(305)
Cash income taxes	(169)

Distributable cash flow (b)	$18,137

_____________
(a)
"EBITDAX" represents earnings before depletion, depreciation and amortization expense; accretion of discount on asset retirement obligations; interest expense; income taxes and noncash commodity derivative related activity.

(b)	Distributable cash flow equals EBITDAX less the Partnership's estimated cash reserves to maintain production and cash flow, cash interest expense and cash income taxes.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
SUPPLEMENTAL INFORMATION
Open Commodity Derivative Positions as of April 30, 2010

	2010			Twelve Months Ending December 31,
	Second Quarter	Third Quarter	Fourth Quarter	2011	2012	2013
Average Daily Oil Production Associated with Derivatives:
Swap Contracts:
Volume (Bbl)	2,500	2,500	2,500	750	3,000	3,000
NYMEX price (Bbl)	$93.34	$93.34	$93.34	$77.25	$79.32	$81.02
Collar Contracts:
Volume (Bbl)	-	-	-	2,000	-	-
NYMEX price (Bbl):
Ceiling	$-	$-	$-	$170.00	$-	$-
Floor	$-	$-	$-	$115.00	$-	$-
Collar Contracts with Short Puts:
Volume (Bbl)	1,000	1,000	1,250	1,000	1,000	1,000
NYMEX price (Bbl):
Ceiling	$87.18	$87.18	$89.06	$99.60	$103.50	$111.50
Floor	$70.00	$70.00	$70.00	$70.00	$80.00	$83.00
Short Put	$55.00	$55.00	$55.00	$55.00	$65.00	$68.00
Percent of total oil production (a)	~90%	~90%	~90%	~90%	~90%	~85%
Average Daily NGL Production Associated with Derivatives:
Swap Contracts:
Volume (Bbl)	750	750	750	750	750	-
Blended index price (Bbl) (b)	$52.52	$52.52	$52.52	$34.65	$35.03	$-
Percent of total NGL production (a)	~55%	~55%	~55%	~55%	~50%	N/A
Average Daily Gas Production Associated with Derivatives:
Swap Contracts:
Volume (MMBtu)	5,000	5,000	5,000	2,500	2,500	2,500
NYMEX price (MMBtu) (c)	$7.44	$7.44	$7.44	$6.65	$6.77	$6.89
Percent of total gas production (a)	~90%	~90%	~90%	~45%	~40%	~40%
Basis Swap Contracts:
Spraberry index swaps (MMBtu) (d)	2,500	2,500	2,500	-	-	-
Price differential ($/MMBtu)	$(0.87)	$(0.87)	$(0.87)	$-	$-	$-
___________
(a)	Represents the approximate percentage of forecasted production that is covered by derivative contracts.
(b)	Represents the blended Mont Belvieu index prices per Bbl.
(c)	Approximate NYMEX Henry Hub index price based on the differential to the index price on the derivative trade date.
(d)	Represents swaps that fix the basis differentials between the index at which the Partnership sells is Spraberry gas and NYMEX Henry Hub index prices used in gas swap contracts.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL INFORMATION

Derivative Gain, Net
(in thousands)

Three Months Ended
March 31, 2010

Noncash changes in fair value:
Oil derivative gains	$8,076
NGL derivative gains	4,130
Gas derivative gains	4,026
Total noncash derivative gains	16,232

Cash settled changes in fair value:
Oil derivative losses	(3,771)
NGL derivative losses	(1,169)
Gas derivative gains	232
Total cash derivative losses, net	(4,708)
Total derivative gains, net	$11,524

Deferred Gains on Discontinued Commodity Hedges as of March 31, 2010
(in thousands)

	2010
	Second Quarter	Third Quarter	Fourth Quarter	2011

Commodity hedge gains (a):
Oil	$9,250	$9,351	$9,351	$36,489
NGL	1,668	1,686	1,686	-
Gas	721	729	729	-
Total	$11,639	$11,766	$11,766	$36,489

_____________
(e)	Deferred commodity hedge gains will be amortized as increases to oil and gas revenues during the indicated future periods.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in millions, except per unit data)

Income adjusted for unrealized fair value derivatives gains, as presented in this press release, is presented and reconciled to the Partnership's net income determined in accordance with GAAP because the Partnership believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Partnership's business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors and trends affecting its historical financial performance and future operating results, greater transparency of underlying trends and greater comparability of results across periods.  In addition, management believes that this non-GAAP measure may enhance investors' ability to assess the Partnership's historical and future financial performance.  This non-GAAP financial measure is not intended to be a substitute for the comparable GAAP measure and should be read only in conjunction with the Partnership's consolidated financial statements prepared in accordance with GAAP.  Unrealized fair value derivative gains and losses are of a type that will recur in future periods; however, the amount can vary significantly from period to period.  The table below reconciles the Partnership's net income for the three months ended March 31, 2010, as determined in accordance with GAAP, to adjusted income excluding unrealized fair value gains for that quarter:

	After-tax Amounts	Per Common Unit

Net income	$39	$1.19
Unrealized fair value derivative gains	(16)	(0.49)
Adjusted income excluding unrealized fair value gains	$23	$0.70